PXIA TO HOLD CONFERENCE CALL ON MARCH 12 TO DISCUSS ITS CURRENT STATUS AND THE PROPOSED AMENDMENT TO ITS CHARTER

NEW YORK, NEW YORK, March 11, 2008 - Phoenix India Acquisition Corp. (PXIA) plans to hold a conference call to discuss the matters and answer questions related to the Company’s recent 8-K and proxy filings.

Management will lead a discussion, including a question and answer period, at 4:30 p.m. Eastern Standard Time on March 12, 2008.

To participate in the teleconference, please dial (800) 311-9403. Callers from outside the United States should dial (334) 323-7224. The access code for both numbers is PHOENIX.

Phoenix India Acquisition Corp. is a blank check company formed for the purpose of acquiring, through merger, capital stock exchange, asset acquisition or other similar business combination, one or more unidentified operating businesses.

Additional Information and Where to Find It

Phoenix has filed with the SEC a preliminary proxy statement on Schedule 14A in connection with the proposed amendment to its certificate of incorporation.. STOCKHOLDERS OF PHOENIX AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, PHOENIX’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. Such persons can also read Phoenix’s final prospectus for a description of their rights to a distribution of funds from its IPO trust account if an acquisition is not completed by April 5, 2008. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed amendment. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available. The final prospectus and other relevant documents can also be obtained, without charge, at the SEC’s Internet site http://www.sec.gov or by contacting Phoenix’s main office at [(212) 734-4600].. As a result of the review by the SEC of the preliminary proxy statement, Phoenix may be required to make changes to the information contained in the preliminary proxy statement.